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                                                                   EXHIBIT 10.31

                 THIRD AMENDMENT TO NOTE AND SECURITY AGREEMENT
                 ----------------------------------------------

          THIS THIRD AMENDMENT TO NOTE AND SECURITY AGREEMENT (this "Agreement") made as of this 28th day of May, 1997 between RF POWER PRODUCTS, INC., a New Jersey corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Bank").


                             W I T N E S S E T H :


          WHEREAS, the Borrower is the maker of a certain Note and Security Agreement to the Bank in the original principal amount of Four Million Dollars ($4,000,000.00) dated May 24, 1996 (the "Note") (capitalized terms used herein but not defined in this Agreement shall have the meaning ascribed to them in the
Note);

          WHEREAS, the Note was previously amended in order to permit, among other things, equipment financing in the amount of $500,000 pursuant to that certain First Amendment to Note and Security Agreement dated as of January 17, 1997;

          WHEREAS, the Note was also amended in order to allow the Borrower to term out and reduce the principal amount outstanding under the Note by $500,000 (to $3,500,000) pursuant to that certain Second Amendment to Note and Security Agreement dated as of February 27, 1997;

          WHEREAS, the Borrower has requested that the Bank further amend certain provisions of the Note in order to elect the term-out of an additional $500,000; and

          WHEREAS, the Bank is willing to grant such request, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Credit Amendment referred to below, and intending to be legally bound, the Borrower and the Bank hereby covenant and agree as follows:

          1.  Amendments.  Upon the satisfaction of any condition precedent
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contained in the Third Amendment to Revolving Line of Credit Agreement dated as of even date herewith (the "Credit Amendment") and the execution and delivery of this Agreement by the Borrower and the Bank, the Note shall be amended as follows:

          (a) The Note shall be amended to reflect that notwithstanding any provision in the Note to the contrary, the maximum principal amount of the Note has been reduced to $3,000,000 by virtue of the Borrower's election of the term-out option set forth in Section 3 of the Supplement to Note and Security Agreement (the "Supplement") annexed to and made a part of the Note. Wherever
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the figure $3,500,000 shall appear in the Note or the Supplement, it shall be replaced with the figure $3,000,000.

          (b) The Note shall be amended to reflect that references in the Note to the "Credit Agreement" shall be references to the Revolving Line of Credit Agreement as amended by the Credit Amendment and as may be still further amended, modified or supplemented from time to time.

          2.  Election of Alternative Principal Amortization.  The Borrower
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hereby elects the term-out option set forth in Section 3 of the Supplement such that $500,000 of the outstanding principal balance of the Note as of this date shall be amortized over a FORTY-EIGHT (48) MONTH PERIOD. This amount is in addition to the $500,000 amount previously chosen by the Borrower to be amortized which is currently evidenced by a Note and Security Agreement dated February 27, 1997 from the Borrower in favor of the Bank (the "New Note"). Simultaneous with the execution and delivery of this Agreement, the New Note shall be amended in order to reflect the increase in the face amount of the New Note from $500,000 to $1,000,000.

          3.  Representations and Warranties.  The Borrower hereby represents
              ------------------------------
and warrants to the Bank that the Borrower is not in default under the Note, the Credit Agreement or any other document executed in connection therewith.

          4.  Other Terms Confirmed.  All other terms and conditions of the
              ---------------------
Note, including, without limitation, the supplements annexed thereto and made a part thereof, are hereby confirmed and shall remain in full force and effect without modification. From and after the effectiveness of the amendments set forth in Section 1 hereof, all references in any document or instrument to the Note shall mean the Note as amended by this Agreement.

          5.  No New Indebtedness.  The Borrower specifically acknowledges and
              -------------------
agrees that neither this Agreement nor the New Note shall represent in any way the extension of any new credit by the Bank to the Borrower, or the satisfaction of any indebtedness evidenced by the Credit Agreement or the Note as amended hereby.

          6.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          7.  Headings.  The descriptive headings which are used in this
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Agreement are for convenience only and shall not affect the meaning of any provision of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

Attest:                             RF POWER PRODUCTS, INC.



  /s/ Paul S. Zaun                       /s/ Domenic N. Golato
--------------------                -----------------------------
Name:                               By:  Domenic N. Golato
Title:                                   Chief Financial Officer

[Corporate Seal]

                                    MELLON BANK, N.A.



                                    By:   /s/ Anthony W. LaMarca
                                       -------------------------
                                       Anthony W. LaMarca
                                       Vice President

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